      As filed with the Securities and Exchange Commission on February 11, 1997
                                               Registration No. 333-__________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                               -----------------


                         RATIONAL SOFTWARE CORPORATION
                         -----------------------------
                         (formerly Verdix Corporation)
             (Exact name of Registrant as specified in its charter)


        Delaware                                       54-1217099
-----------------------                 ---------------------------------------
(State of incorporation)                (I.R.S. Employer (Identification Number)


                           2800 San Tomas Expressway
                         Santa Clara, California 95051
                    (Address of principal executive offices)

                               -----------------

                   Requisite, Inc. 1994 Stock Option Plan


                            (Full title of the Plan)

                               -----------------


                                 Robert T. Bond
                Senior Vice President, Chief Operating Officer,
                     Chief Financial Officer and Secretary
                         RATIONAL SOFTWARE CORPORATION
                           2800 San Tomas Expressway
                         Santa Clara, California  95051
                    (Name and address of agent for service)



                                 (408) 496-3600
         (Telephone number, including area code, of agent for service)

                               -----------------

                                   Copies to:

                       Christopher G. Nicholson, Esq.
                      WILSON SONSINI GOODRICH & ROSATI
                             650 Page Mill Road
                      Palo Alto, California 94304-1050

                                   CALCULATION OF REGISTRATION FEE

                                                 Proposed          Proposed
                                                 Maximum           Maximum
Title of Securities            Amount to be   Offering Price      Aggregate            Amount of
to be Registered                Registered     Per Share(1)     Offering Price(2)   Registration Fee(3)
=======================================================================================================
Common Stock,
$0.01 par  value:                6,450           $1.8389             10,180.12          $4.00
=======================================================================================================

(1) 2,040 of the shares to be registered underlie options exercisable at $1.0151 per share; the remaining 4,410 shares to be registered underlie options exercisable at $1.8389 per share.

(2) The proposed maximum offering price was calculated pursuant to Rule 457(h) under the Securities Act.

(3)   Rounded up to nearest dollar.

                         RATIONAL SOFTWARE CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, as amended, filed with the Commission.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 1996, and September 30, 1996, filed with the Commission.

              The Registrant's Current Reports on Form 8-K dated October 2, 1996, October 3, 1996, as amended, and December 6, 1996, filed with the Commission.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 (File No. 333-19669) initially filed by the Registrant with the Commission on January 13, 1997, and any amendment or report filed hereafter for the purpose of updating such description.

              Item 1 of Registrant's Form 8-A dated May 25, 1984 as amended on Form 8-A/A dated May 25, 1995, filed with the Commission.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnify to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

           Exhibit
           Number                       Description
          --------        --------------------------------------------
            4.1           Requisite, Inc. 1994 Stock Option Plan
            5.1           Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
                           with respect to the securities  being registered.
            23.1          Consent of Ernst & Young LLP, Independent Accountants
            23.2          Consent of Counsel (contained in Exhibit 5.1)
            24.1          Power of Attorney (see page II-4)

Item 9.  Undertakings.
         ------------

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the such issue.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on February 11, 1997.

                                        RATIONAL SOFTWARE CORPORATION


                                        By:    /s/ Robert T. Bond
                                        ---------------------------------------
                                        Robert T. Bond
                                        Senior Vice President, Chief Operating
                                          Officer, Chief
                                        Financial Officer and Secretary


                               POWER OF ATTORNEY

     KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul D. Levy and Robert T. Bond and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each said attorneys-in-fact or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date:  February 11, 1997        /s/ Michael T. Devlin
                                ----------------------------------------------
                                Michael T. Devlin, President and Director

Date:  February 11, 1997        /s/ Paul D. Levy
                                ----------------------------------------------
                                Paul D. Levy, Chairman of the Board and Chief
                                  Executive Officer

Date:  February 11, 1997        /s/ Robert T. Bond
                                ----------------------------------------------
                                Robert T. Bond, Senior Vice President
                                  Chief Operating Officer, Chief Financial
                                  Officer and Secretary

Date:  February 11, 1997        /s/ James S. Campbell
                                ----------------------------------------------
                                James S. Campbell, Director

Date:  February 11, 1997        /s/ Daniel H. Case III
                                ----------------------------------------------
                                Daniel H. Case III, Director

Date:  February 11, 1997        /s/ Leslie G. Denend
                                ----------------------------------------------
                                Leslie G. Denend, Director

Date:  February 11, 1997        /s/ John E. Montague
                                ----------------------------------------------
                                John E. Montague, Director

Date:  February 11, 1997        /s/ Allison R. Schleicher
                                ----------------------------------------------
                                Allison R. Schleicher, Director

Date:  February 11, 1997        /s/ Timothy A. Brennan
                                ----------------------------------------------
                                Timothy A. Brennan, Vice President, Finance and
                                  Administration (Principal Accounting Officer)